Exhibit 99.1

NEWS RELEASE

Tradeweb Announces Changes to Board and Succession Plans for Executive Leadership

Lee Olesky Succeeds Martin Brand as Chairman, Will Retire as CEO at End of 2022

William Hult Elected as Next CEO, Effective January 1, 2023

Paula Madoff Appointed as Lead Independent Director

NEW YORK – February 16, 2022 – The Board of Directors of Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced a number of changes to the Board and succession plans for its executive leadership.

Tradeweb co-founder and Chief Executive Officer Lee Olesky has been elected Chairman of the Board effective February 11, 2022, and will retire as CEO effective December 31, 2022. The Board elected Tradeweb President William Hult to be the company’s next CEO, effective January 1, 2023.

Martin Brand has stepped down as Chairman and is leaving the Board after a successful three years in the role. The Board will fill his vacancy in the coming months. Mr. Olesky will serve as both Chairman and CEO of Tradeweb through 2022, after which he will continue to serve as Chairman through 2023. Director Paula Madoff has been elected as the Board’s Lead Independent Director, effective February 11, 2022.

Mr. Olesky co-founded Tradeweb 25 years ago and has been CEO since 2008. Under his leadership, Tradeweb has experienced significant growth via strategic acquisitions; expansion of asset classes, client sectors, trading protocols and market data; and the development of the firm’s Europe and Asia businesses. Mr. Hult joined Tradeweb in 2000 and has spearheaded the development of several of Tradeweb’s most successful marketplaces, including mortgages and wholesale electronic trading. A leading voice in electronic trading, he has been President of Tradeweb Markets since 2008.

“Since we started Tradeweb in 1996, I am enormously proud of how the company has continued to evolve on a near-constant basis,” Mr. Olesky said. “From a fintech start-up to a $20 billion company, what I am most proud of is the team of people I have been so fortunate to associate with over the last two decades. It is their professionalism, hard work and exceptional talent that have provided the engine of growth and created a culture of excellence at Tradeweb. I want to thank Martin Brand for his successful leadership of the Board, and I am thrilled to be passing the executive baton to my longtime partner Billy Hult at the end of this year. Tradeweb has always stood apart for having a uniquely strong culture, and nobody embodies that better than Billy does.”

“Tradeweb is extremely well-positioned to help shape the future of electronic markets, and I am excited for the opportunity to lead this company and continue to work alongside so many talented individuals every day,” Mr. Hult commented. “Collaboration is a big part of how we work with clients and colleagues at Tradeweb, and that really started with Lee at the top. In addition to being rightly known as a pioneer in electronic trading, he is a thoughtful leader and a creative innovator. I appreciate having Lee in the office next door for a little longer as we work together to ensure a seamless transition.”

“I would like to thank Lee and Billy for their tremendous collaborative leadership of Tradeweb,” Mr. Brand said. “Their focus on customer-centric innovation led to Tradeweb becoming the best performing U.S. IPO over $1 billion of the last three years. I am grateful to have contributed during this remarkable period in its history and have enormous confidence in Tradeweb’s continued growth and innovation with the leadership transition to Lee as Chairman and Billy as CEO-elect.”

“This is a very thoughtful transition at both the Board and executive levels, and will ensure continued success and good governance,” Ms. Madoff said. “The company and the Board are well prepared to lead the next chapter in Tradeweb’s growth story.”

About Tradeweb Markets

Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

About Lee Olesky

Lee Olesky is co-founder, Chairman and Chief Executive Officer of Tradeweb Markets (Nasdaq: TW).

Since co-founding Tradeweb in 1996, Olesky has been a central figure in the evolution of electronic trading globally. From its start trading U.S. Treasuries in the early days of the Internet, Tradeweb has grown to become a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. In all, Olesky has led Tradeweb from an early-stage startup with $8 million in financing to becoming one of the most successful IPOs of 2019, surpassing $10 billion in market capitalization during its first year of listing.

Olesky left Tradeweb in 1999 to launch BrokerTec, another electronic trading platform, before returning to Tradeweb in 2002 and becoming CEO in 2008. Prior to Tradeweb he was Chief Operating Officer for the Fixed Income Americas division at Credit Suisse First Boston.

A member of the SEC’s Fixed Income Market Structure Advisory Committee (FIMSAC) and the CFTC’s Technology Advisory Committee (TAC), Olesky also serves on the Board of Trustees of Mount Sinai Health System in New York City and Credit Benchmark, a provider of consensus credit risk analytics. He is a member of the International Advisory Board of BritishAmerican Business and a member of the Leadership Council of Habitat for Humanity New York City.

Olesky earned a bachelor of arts in history from Tulane University and a juris doctorate from George Washington University.

About Billy Hult

Billy Hult is President of Tradeweb Markets and also serves on the Board of Directors.

Hult is a leading voice in electronic fixed income trading, having led the development of several new and innovative marketplaces connecting liquidity providers and consumers. Appointed President in 2008, he has been instrumental in working with clients, partners and investors. Additionally, he was named to Institutional Investor’s annual Trading Tech 40 for five consecutive years.

Hult joined Tradeweb in 2000 as a product manager. He oversaw the creation of a platform for institutional electronic trading in the To-Be-Announced (TBA) mortgage securities market, which enhanced liquidity from borrowers to issuers and investors. Today, the TBA market is predominantly electronic and Tradeweb is the leading marketplace for that trading.

Hult directed Tradeweb’s entrance into wholesale electronic trading. He led the acquisition of broker Hilliard Farber, creation of Dealerweb, and launch of the company’s first platform for wholesale electronic trading. Under Hult’s leadership, Dealerweb has expanded its product scope, which includes government bonds, mortgages and credit.

Prior to joining Tradeweb, Hult worked in a number of trading roles at Société Générale.

Billy received a B.A. from Denison University. He serves on the Board of Directors for both Boys Hope Girls Hope New York and the Bridgehampton Chamber Music Festival.

About Martin Brand

Mr. Brand is a Senior Managing Director in the Private Equity Group at Blackstone and has held various positions at Blackstone since 2003. Mr. Brand leads the private equity investments in financial institutions, and co-leads private equity investments in technology. In addition, he is a member of the Investment Committee of Blackstone’s Tactical Opportunities funds. Mr. Brand also serves as a Director of Kronos, Inc., Exeter Finance Corporation, Paysafe Group Ltd, Refinitiv, First Eagle Investment Management and LSEG. Mr. Brand serves on the Board of the Park Avenue Armory. He is a Trustee of the American Academy, Berlin.

Prior to joining Blackstone, he served as a consultant with McKinsey & Company and a derivatives trader with Goldman, Sachs & Co.

Mr. Brand received a B.A./M.A. in Mathematics and Computation from Oxford University and an M.B.A. from Harvard Business School.

About Paula Madoff

Ms. Madoff currently serves as an Advisor to Goldman Sachs (“Goldman”). Previously, she worked at Goldman for over two decades where she was most recently a Partner and Head of Sales and Distribution for Interest Rate Products and Mortgages until her retirement from this position in August 2017. From August 2017 to April 2018, Ms. Madoff was employed as an Advisory Director at Goldman. She brings experience in managing regulatory and market structure changes, investing, risk management, and capital markets activities. Ms. Madoff serves as a Non-executive Director on the Boards of KKR Real Estate Finance Trust Inc.; Power Corporation of Canada; Great-West Lifeco; and ICE Benchmark Administration, where she is also Chair of the ICE LIBOR Oversight Committee. She held several additional leadership positions at Goldman, including Co-Chair of the Retirement Committee, overseeing 401(k) and pension plan assets; Chief Executive Officer of Goldman Sachs Mitsui Marine Derivatives Products, L.P.; and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee. Before joining Goldman, Ms. Madoff worked in Mergers and Acquisitions at Wasserstein Perella & Co. and in Corporate Finance at Bankers Trust.

Ms. Madoff is a 2018 David Rockefeller Fellow, a Member of the Harvard Business School Alumni Board, a Member of the Harvard Kennedy School Women’s Leadership Board, and a Director of Hudson River Park Friends.

Ms. Madoff received a B.A. degree in Economics, cum laude, from Lafayette College and an M.B.A. from Harvard Business School.

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Media:	Investors:
Daniel Noonan, Tradeweb +1 646 767 4677	Ashley Serrao, Tradeweb +1 646 430 6027
daniel.noonan@tradeweb.com	ashley.serrao@tradeweb.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

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